Exhibit 10.17
TECHNICAL COMMUNICATIONS CORPORATION
2010 EQUITY INCENTIVE PLAN
(as amended and restated)

-i-

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION
1.1. Establishment of the Plan; Effective Date. Technical Communications Corporation, a Massachusetts corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Technical Communications Corporation 2010 Equity Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, and Restricted Stock. The Plan was originally adopted by the Board of Directors on July 29, 2010, subject to stockholder approval (the “Effective Date”), and shall remain in effect as provided in Section 1.3 hereof.
1.2. Purpose of the Plan. The purpose of the Plan is to promote the success and interests of the Company and its stockholders by permitting and encouraging Participants to obtain a proprietary interest in the Company and its Subsidiaries through the grant of Awards that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders. The Plan is further intended to enable the Company to attract, retain and motivate Participants whose services are critical to the success of the Company and align the interests of such individuals with those of the Company.
1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors of the Company to amend or terminate the Plan at any time pursuant to Article 13 hereof, until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after July 29, 2020.
ARTICLE 2. DEFINITIONS
Whenever used in the Plan, the following terms shall have the meanings set forth below, and when that meaning is intended, the initial letter of the word shall be capitalized:
2.1. “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act.
2.2. “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights or Restricted Stock.
2.3. “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted to the Participant under this Plan.
2.4. “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations promulgated under the Exchange Act.
2.5. “Benefit Arrangement” shall have the meaning set forth in Article 14 hereof.

2.6. “Board” or “Board of Directors” means the Board of Directors of the Company.
2.7. “Cause” shall have the meaning set forth in Section 12.3 hereof.
2.8. “Change in Control” shall have the meaning set forth in Section 15.1 hereof.
2.9. “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
2.10. “Committee” means any committee appointed by the Board to administer the Plan in accordance with and as specified in Article 3 hereof.
2.11. “Common Stock” means the common stock, $0.10 par value per share, of the Company.
2.12. “Company” shall have the meaning ascribed to such term in Section 1.1 hereof, and shall include any and all Subsidiaries and Affiliates, and any successor thereto as provided in Article 15 hereof.
2.13. “Consultant” means any person who is engaged by the Company or any Subsidiary as a consultant or advisor who provides bona fide services to the Company or any Subsidiary as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except for purposes of an ISO grant under Article 6 hereof.
2.14. “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as such term is defined in the regulations promulgated under Code Section 162(m), or any successor statute.
2.15. “Director” means any individual who is a member of the Board of Directors of the Company or any Subsidiary or Affiliate.
2.16. “Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, shall mean a disability described in Section 422(c)(6) of the Code, the existence of which is determined at the discretion of the Committee.
2.17. “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.
2.18. “Employee” means any full-time, active employee of the Company or its Subsidiaries or Affiliates, including officers and Directors.
2.19. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

2.20. “Fair Market Value” of a share of Common Stock means, as of any given date, (a) the closing sales price of a share of Common Stock on the Composite Tape, as reported by The Wall Street Journal, on such date on the principal national securities exchange on which the Common Stock is then traded or, (b) if the Common Stock is not then traded on a national securities exchange, the average of the closing bid and asked prices of the Common Stock on such date as furnished by the Over-the-Counter Bulletin Board (“OTCBB”) or Pink Sheets, LLC (the “Pink Sheets”); provided, however, that if there are no sales reported on such date, fair market value shall be computed as of the last trading date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on the date of determination, fair market value shall be determined as of the first day immediately preceding such date on which such exchange or quotation system was open for trading. If the Common Stock is not admitted to trade on a securities exchange or quoted on the OTCBB or Pink Sheets, the fair market value shall be as determined in good faith by the Committee, taking into account such facts and circumstances deemed to be material to the value of the Common Stock.
2.21. “Freestanding SAR” means an SAR that is granted independently of any options, as described in Article 7 hereof.
2.22. “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.
2.23. “Non-Employee Director” shall mean a Director who is not also an Employee. Service as a Non-Employee Director shall be considered employment for all purposes of the Plan, except for purposes of an ISO grant under Article 6 hereof.
2.24. “Non-Qualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof that is not intended to meet the requirements of Code Section 422 or otherwise qualify as an Incentive Stock Option.
2.25. “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 hereof.
2.26. “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.27. “OTCBB” shall have the meaning set forth in the definition of Fair Market Value in Section 2.20 herein.
2.28. “Other Agreement” shall have the meaning set forth in Article 14 hereof.
2.29. “Parachute Payment” shall have the meaning set forth in Article 14 hereof.
2.30. “Participant” means an Employee, Non-Employee Director or Consultant who has been selected to receive an Award or who has outstanding an Award granted under the Plan.
2.31. “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.32. “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 hereof.
2.33. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.34. “Pink Sheets” shall have the meaning set forth in the definition of Fair Market Value in Section 2.20 herein.
2.35. “Plan” shall have the meaning ascribed to such term in Section 1.1 hereof, as the same is amended from time to time.
2.36. “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.
2.37. “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto.
2.38. “Shares” means the shares of the Common Stock of the Company, as the same may be adjusted in accordance with Section 4.3 herein.
2.39. “Stock Appreciation Right” or “SAR” means an Award designated as an SAR pursuant to the terms of Article 7 hereof.
2.40. “Subsidiary” shall have the meaning given to the term “subsidiary corporation” in Section 424(f) of the Code.
ARTICLE 3. ADMINISTRATION
3.1. The Committee. The Plan shall be administered by the Compensation, Nominating and Governance Committee of the Board (or any successor thereto) consisting of not less than two (2) members who meet the “non-employee director” requirements of Rule 16b-3 promulgated under the Exchange Act and the “outside director” requirements of Code Section 162(m); by any other committee appointed by the Board, provided the members of such committee meet such requirements; or by the full Board acting as the Committee with the powers and duties set forth herein. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Awards granted under the Plan. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee under the Plan may be made at a meeting at which a quorum is present by the vote of a majority of the members of the Committee or by a writing in lieu of a meeting signed by all members of the Committee. Meetings may be held by telephone conference or similar communication equipment by means of which all persons participating can hear each other.

3.2. Authority of the Committee. Except as limited by law or by the Articles of Organization or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to (a) determine the Participants to whom Awards shall be granted under the Plan; (b) determine the timing, size and type of Awards; (c) determine the terms, conditions and restrictions applicable to Awards in a manner consistent with the Plan, including but not limited to price, method of payment, vesting, exercisability and termination; (d) establish the Fair Market Value of a Share in accordance with the Plan; (e) establish one or more form agreements to evidence and memorialize the grant of an Award; (f) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (g) establish, amend or waive rules and regulations for the Plan’s administration; and, (f) subject to the provisions of Article 13 and Section 19.6 hereof, amend, modify or adjust the terms and conditions of any outstanding Award, including acceleration of vesting and extension of exercise terms, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.
3.3. Decisions Binding. All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board and the Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.
ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS
4.1. Number of Shares Available For Grant. Subject to Sections 4.2 and 4.3 hereof, the maximum number of Shares that may be issued in the aggregate pursuant to Awards granted to Participants under the Plan shall be Two Hundred Thousand (200,000) Shares. Shares issued under the Plan shall be authorized but unissued Common Stock. Unless the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to all grants of such Awards under the Plan, subject to Sections 4.2 and 4.3 hereof:
(a) Stock Options and SARS: The maximum aggregate number of Shares that may be issued pursuant to Stock Options, with or without Freestanding SARs, granted in any one fiscal year to any one Participant shall be Forty Thousand (40,000).
(b) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock that are intended to qualify for the Performance-Based Exception, and that are granted in any one fiscal year to any one Participant shall be Forty Thousand (40,000) Shares.
4.2. Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason without having been exercised in full, any Shares subject to such Award that remain unpurchased shall be available for the future grant of an Award under the Plan. In addition, any Shares retained by the Company upon exercise of an Award in order to satisfy the exercise price of such Award, or any withholding taxes due with respect to such exercise, shall be treated as not issued and shall continue to be available under the Plan. Notwithstanding any other provision of the Plan, shares issued and later repurchased by the Company shall not become available for future grant or sale under the Plan.

4.3. Adjustments to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination of shares, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (a) the number and class of securities available for Awards under the Plan and the per Participant share limit, (b) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Award, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate. Notwithstanding the foregoing, such adjustments shall be made to the extent necessary and in such a manner as to avoid any Award granted hereunder being classified as a deferral of compensation within the meaning of Code Section 409A, and the regulations and/or guidance issued thereunder.
ARTICLE 5. ELIGIBILITY AND PARTICIPATION
5.1. Eligibility. Persons eligible to participate in this Plan include Consultants, Non-Employee Directors and Employees of the Company with the potential to contribute to the success of the Company or its Subsidiaries, including Employees who are members of the Board.
5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Participants those to whom Awards shall be granted, and shall determine the nature and amount of each Award. The Committee shall consider such factors as it deems relevant in selecting Participants to receive Awards and the terms, provisions and restrictions with respect thereto. The grant of an Award in one year or at any particular time shall not require the grant of an Award in any other year or at any other time. Notwithstanding the foregoing, Options that the Committee intends to be ISOs shall be granted only to Employees of the Company or any Subsidiary. Any Option or portion thereof that does not qualify as an ISO shall be and shall be treated as a NQSO.
ARTICLE 6. STOCK OPTIONS
6.1. Grant of Options; Timing. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time to Participants in such number, at such Option Price, and upon such terms and conditions as shall be determined by the Committee. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination to grant such Option. Notice of the determination shall be given to the Participant within a reasonable time after the date of grant.
6.2. Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement in such form or forms as the Committee shall approve, which shall specify the Option Price, the duration of the option, the number of Shares to which the option pertains, and such other provisions as the Committee shall determine, including but not limited to vesting periods, performance targets and restrictions on transfer. The Award Agreement shall also specify whether the option is intended to be an ISO within the meaning of Code Section 422, or an NQSO, whose grant is intended not to fall under the provisions of Code Section 422. In the event of a conflict between any Option Award Agreement and the Plan, the Plan shall control, and in no event shall the Committee have the power to grant an Option or execute an Option Award Agreement that is contrary to the provisions of the Plan.

6.3. Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. If any Participant to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such Incentive Stock Option, the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the Option Price per Share subject to such ISO shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock at the time of grant.
6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall have a term greater than, or be exercisable after, the tenth anniversary date of its grant and provided further that no Option shall be exercisable later than the fifth anniversary date of its date of grant for an ISO granted to a Participant who at the time of such grant owns stock possessing more than ten percent (10%) or more of the total combined voting power of all classes of stock of the Company.
6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable in whole or in part at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, subject to Section 6.10 herein, which restrictions and conditions need not be the same for each grant or for each Participant. Options granted under this Article 6 shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal office (Attention: Chief Financial Officer) in accordance with the terms of the Option Award Agreement by the person entitled to exercise the Option, setting forth the number of Shares with respect to which the Option is to be exercised, full payment for such Shares in accordance with Section 6.6 herein has been received by the Company, and all conditions to exercise have been satisfied or waived.
6.6. Payment.
(a) The Option Price upon exercise of any Option shall be payable to the Company in full in a form as determined by the Committee either: (i) in cash (or its equivalent) or bank or cashier’s check made payable to the Company; (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that, under certain circumstances, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender); (iii) by withholding Shares that otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (iv) by any combination of the foregoing methods of payment. If the Company is then allowing the exercise of Options pursuant to a same-day sale/cashless exercise program, the consideration received by the Company from a broker pursuant to such program (provided that such program shall not involve the Company’s extending or arranging for the extension of credit to a Participant) may also be acceptable consideration hereunder. In no circumstance shall a Participant be entitled to pay the Option Price with a promissory note.

(b) Subject to any governing laws, rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate or certificates representing such Shares, no right to vote or receive dividends or any other right of a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as otherwise provided in this Plan.
6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
6.8. Termination of Employment or Consulting Arrangement. Subject to Sections 6.10 below with respect to ISOs and Section 12.3 generally, each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or consulting arrangement with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.
6.9. Non-transferability of Options.
(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative (to the extent permitted under Code Section 422).
(b) Nonqualified Stock Options. No NQSO granted under this Article 6 may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative. Notwithstanding the foregoing, the Committee may in its sole discretion permit a Participant to transfer all or some of such Participant’s NQSOs to such Participant’s immediate family members or a trust or trusts for the benefit of such immediate family members. For purposes hereof, “immediate family members” means a Participant’s spouse, children and grandchildren.

6.10. Incentive Stock Options.
(a) Limitations. For as long as the Code shall so provide, Options granted to any Participant under the Plan which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one (1) calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000 (or such other maximum limit imposed from time to time under Code Section 422), but rather Options in excess of such limit shall be treated as NQSOs. In such an event, the determination of which Options shall remain ISOs and which shall be treated as NQSOs shall be based on the order in which such Options were granted. All other terms and conditions of such Options that are deemed to be NQSOs shall remain unchanged.
(b) Employment Rules. No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her Option, an Employee of the Company, except that:
(i) an Incentive Stock Option may be exercised within the period of three (3) months after the date the Participant ceases to be an Employee of the Company (or within such lesser period as may be specified in the applicable Award Agreement) if and only to the extent that the Incentive Stock Option was exercisable at the date of employment termination, provided that the Option Award Agreement with respect to such Option may designate a longer exercise period, and any exercise after such three-month period shall be treated as the exercise of a NQSO under the Plan;
(ii) if the Participant dies while an Employee of the Company, or within three (3) months after the Participant ceases to be an Employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option Award Agreement) if and only to the extent that the ISO was exercisable at the date of death; and
(iii) if the Participant becomes disabled (within the meaning of Section 22(e)(3) or any successor section of the Code) while an Employee of the Company, the Incentive Stock Option may be exercised within the period of one (1) year after the date the Participant ceases to be an Employee because of such Disability (or within such lesser period as may be specified in the applicable Option Award Agreement) if and only to the extent that the ISO was exercisable at the date of employment termination.
ARTICLE 7. STOCK APPRECIATION RIGHTS
7.1. Grant of SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 hereof) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR.

7.2. Exercise of SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them. SARS shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal office (Attention: Chief Financial Officer) in accordance with the terms of the SAR Award Agreement by the person entitled to exercise the SAR, setting forth the number of Shares with respect to which the SAR is to be exercised, and the other provisions of this Article 7 with respect to exercise have been satisfied or waived.
7.3. SAR Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form or forms as the Committee shall approve, which shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine. In the event of a conflict between any SAR Award Agreement and the Plan, the Plan shall control, and in no event shall the Committee have the power to grant a SAR or execute a SAR Award Agreement that is contrary to the provisions of the Plan.
7.4. Term of SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years from the date of grant.
7.5. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) the difference between the Fair Market Value of a Share on the date of exercise and the grant price; by
(b) the number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
7.6. Termination of Employment or Consulting Arrangement. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or consulting arrangement with the Company and/or its Subsidiaries. Subject to Section 12.3 herein, such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment.
7.7. Non-transferability of SARS. No SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative. Notwithstanding the foregoing, the Committee may in its sole discretion permit a Participant to transfer all or some of such Participant’s SARs to such Participant’s immediate family members or a trust or trusts for the benefit of such immediate family members. Following any such transfer, any transferred SARs shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

ARTICLE 8. RESTRICTED STOCK
8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts, at such prices and upon such terms and conditions as the Committee shall determine.
8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement in such form or forms as the Committee shall approve, which shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted and such other provisions as the Committee shall determine. In the event of a conflict between any Restricted Stock Award Agreement and the Plan, the Plan shall control, and in no event shall the Committee have the power to grant Shares of Restricted Stock or execute a Restricted Stock Award Agreement that is contrary to the provisions of the Plan.
8.3. Transferability. The Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or the Participant’s legal representatives.
8.4. Other Restrictions. Subject to Article 9 hereof, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable federal or state securities laws. The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession, along with a stock power endorsed in blank, until such time as all conditions and/or restrictions applicable to such Shares have been satisfied and may imprint on such certificates appropriate legends referring to the term, conditions and restrictions applicable to such Shares. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction. Upon the expiration of the Period of Restriction or other lapse or waiver of any restrictions relating to Shares of Restricted Stock, the Company shall deliver certificates without legends (other than those required by applicable securities laws) to the Participant.

8.5. Voting Rights; Dividends and other Distributions. The Participant shall have the right to vote all Shares of Restricted Stock during the Period of Restriction. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with dividends and distributions paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends and distributions that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.
8.6. Termination of Employment or Consulting Arrangement. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant’s employment or consulting arrangement with the Company. Subject to Section 12.3 herein, such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment; provided, however, that except in the cases of terminations by reason of death or Disability, the vesting of Shares of Restricted Stock that qualify for the Performance-Based Exception and that are held by Covered Employees shall occur at the time they otherwise would have, but for the employment termination.
ARTICLE 9. PERFORMANCE MEASURES
Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among net income either before or after taxes, market share, customer satisfaction, profits, share price, earnings per share, total stockholder return, return on assets, return on equity, operating income, return on capital or investments, or economic value added (including, but not limited to, any or all of such measures in comparison to the Company’s competitors, the industry or some other comparable group).
The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception, and that are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward, however).
In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 10. BENEFICIARY DESIGNATION
Each Participant under the Plan may, from time to time, designate any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, the Participant’s benefits shall be paid to the Participant’s estate.
ARTICLE 11. DEFERRALS
The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Any such deferrals shall be made in a manner that complies with Code Section 409A.
ARTICLE 12. RETENTION RIGHTS; TERMINATION FOR CAUSE
12.1. Employment. Neither the Plan nor any Award granted hereunder shall confer upon any Participant any right with respect to continuation of employment, consulting or advisory relationship or directorship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment, consulting or advisory relationship or directorship at any time.
12.2. Participation. No Participant shall have the right, in and of itself, to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.
12.3. Terminations for Cause. Notwithstanding anything herein to the contrary, in the event of the termination of a Participant’s employment or consulting arrangement with the Company for Cause (as defined herein), then such Participant’s rights under any then-outstanding Awards shall immediately terminate as of the time of such termination. Termination for Cause shall mean any termination for Cause as defined in any employment or similar agreement by and between the Company and the Participant and, if no such agreement is then in effect, shall include but not be limited to Participant’s (a) commission of an act of fraud, embezzlement, misappropriation or theft or a felony, (b) gross negligence, willful misconduct, insubordination or habitual neglect of duty in carrying out his or her duties as a Employee, Consultant or Non-Employee Director; (c) non-compliance with any policy of the Company or the Company’s Code of Business Conduct and Ethics and failure to cure such noncompliance within 15 days of notice thereof from the Company, or (d) breach of any material term of any agreement, contract or other arrangement between the Participant and the Company regarding Participant’s employment by or engagement with the Company, or breach of any duty owed by the Participant to the Company and/or its stockholders, in each case as determined by the Board. In addition to and not in lieu of the foregoing, if the Board reasonably believes that a Participant has engaged in any of the activities described in clauses (a) — (d) of this Section 12.3, the Board may suspend the Participant’s right to exercise or receive any Award pending a determination by the Board.

ARTICLE 13. AMENDMENT, MODIFICATION, TERMINATION AND ADJUSTMENTS
13.1. Amendment, Modification and Termination. Subject to the terms of the Plan, the Board, upon recommendation of the Committee, may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that the Board shall not amend the Plan in any manner that requires stockholder, regulatory or other approval(s) under applicable law, rule or regulation without obtaining such approval(s).
13.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, rules, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that unless the Committee determines otherwise, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan or Awards meeting the requirements of Code Section 162(m), as from time to time amended.
13.3. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 13.2 hereof), no termination, amendment or modification of the Plan shall adversely affect or impair in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, except that the Plan may be amended in a manner that does not affect Awards granted prior to the date of amendment or termination if such amendment is necessary to retain the benefits of Rule 16b-3 or Section 162(m) of the Code or to otherwise comply with applicable law, or such amendment does not adversely affect the rights of the Participant.
13.4. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, or in the event that modifications are necessary to the Plan or any Awards to comply with Section 162(m), the Committee may, subject to this Article 13, make any adjustments and amendments to the Plan and any Awards that the Committee deems appropriate. If any provision of the Plan would be in violation of Section 162(m) if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Section 162(m) as determined by the Committee in its discretion.

ARTICLE 14. PARACHUTE LIMITATIONS
Notwithstanding any other provision of this Plan or of any other agreement, contract or understanding heretofore or hereafter entered into by a Participant with the Company or any Subsidiary or Affiliate, except an agreement, contract or understanding hereafter entered into that expressly modifies or excludes application of this Article 14 (hereinafter referred to as an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash or is in the form of a benefit to or for the Participant (hereinafter referred to as a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Code Section 280G(c), any Option or Restricted Stock held by the Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment or benefit, taking into account all other rights, payments or benefits to or for the Participant under this Plan, all Other Agreements and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b) as then in effect (a “Parachute Payment”), and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment or benefit under this Plan, in conjunction with all other rights, payments or benefits to or for the Participant under any Other Agreements or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.
ARTICLE 15. CHANGE IN CONTROL
15.1. Definition. For purposes of this Plan, a “Change in Control” of the Company shall mean any of the following:
(a) the Beneficial Ownership of securities representing more than thirty-three percent (33%) of the combined voting power of the Company is acquired by any “person” or “group”, as such terms are defined in Section 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or
(b) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another entity (other than a merger or consolidation which would result in the voting securities of the Company immediately prior to such transaction continuing to represent 50% or more of the combined voting power of the surviving entity immediately after such transaction), or to sell, exchange, transfer or otherwise dispose of all or substantially all of the Company’s assets, or adopt a plan of liquidation; or

(c) during any period of three (3) consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).
15.2. Treatment of Outstanding Awards. Subject to Section 15.3 hereof, upon the occurrence of a Change in Control, the Committee may:
(a) provide for the assumption of all outstanding Awards, or the substitution of outstanding Awards for new Awards, for equity securities of the surviving, successor or purchasing Person, or a parent or Subsidiary thereof, with appropriate adjustments as to the number, kind and prices of Shares subject to such Awards as determined in good faith by the Board;
(b) provide that the vesting of any and all Options and SARs granted hereunder that remain outstanding shall be accelerated that such Awards shall become fully and immediately exercisable;
(c) provide that any restrictions and deferral limitations applicable to any Restricted Stock shall lapse and all such shares shall be deemed fully vested and free of all restrictions;
(d) in the case of the proposed liquidation of the Company, provide that each outstanding Award shall terminate immediately prior to the consummation of such action or such other date as fixed by the Board and provide Participants the right to exercise such Award prior to such date; and/or
(e) make any and all other adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.
15.3. Termination, Amendment and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended or modified on or after the date of an event that is likely to give rise to a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards.
ARTICLE 16. WITHHOLDING
16.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company in lieu of withholding, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld or paid with respect to any taxable event arising as a result of this Plan, and the Company may defer issuance of Common Stock upon the grant or exercise of an Award unless indemnified to its satisfaction against any liability for any such tax.

16.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the total tax that could be imposed with respect to said transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
16.3. Determinations; Procedure. The amount of withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Participant at such time or times as the Board determines. An Participant shall be permitted to satisfy his or her tax or withholding obligation by (a) having cash withheld from the Participant’s salary or other compensation payable by the Company or a Subsidiary, (b) the payment of cash by the Participant to the Company, (c) the payment in shares of Common Stock already owned by the Participant valued at Fair Market Value, and/or (d) the withholding from the Award, at the appropriate time, of a number of shares of Common Stock sufficient, based upon the Fair Market Value of such Common Stock, to satisfy such tax or withholding requirements as set forth in Section 16.2 above. The Committee shall be authorized, in its sole and absolute discretion, to establish rules and procedures relating to any such withholding methods it deems necessary or appropriate (including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act to have shares of Common Stock withheld from an award to meet those withholding obligations).
ARTICLE 17. INDEMNIFICATION
Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and provided further that indemnification shall not be available for any action taken or failure to act by such person in bad faith or any fraud on the part of such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Organization or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18. SUCCESSORS
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect acquisition by purchase, merger, consolidation or otherwise, of the Company or all or substantially all of its business or assets.
ARTICLE 19. LEGAL CONSTRUCTION
19.1. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan and outstanding Awards granted under the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
19.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
19.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
19.4. Requirements of Law.
(a) The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares shall not be issued pursuant to the exercise or receipt of an Award unless the exercise or receipt of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the so-called state “blue sky” or securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.
(b) In addition to and not in lieu of subsection (a) above, each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any federal, state or foreign securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue or purchase of shares thereunder, no such Award may be exercised or paid in shares of Common Stock in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained, and the holder of each such Award will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such required listing, and shall otherwise cooperate with the Company in obtaining such required listing.

19.5. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
19.6. Code Section 409A Compliance. The Company, acting through the Board or the Committee, intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A, and any ambiguities in construction shall be interpreted in order to effectuate such intent. To the extent that the Board or Committee determines that a Participant would be subject to the additional tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board or the Committee. Notwithstanding the foregoing, neither the Company nor any Affiliate makes any representation with respect to the application of Code Section 409A to any Award hereunder and, by acceptance of any such Award, the Participant agrees to accept the potential application of Code Section 409A to the Award and any tax consequences associated therewith. In the event that, after the issuance of an Award under the Plan, Section 409A of the Code or the regulations thereunder are amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee (or, in the absence of the Committee, the Board) may modify the terms of any such previously issued Award to the extent the Committee (or, in the absence of the Committee, the Board) determines that such modification is necessary to comply with the requirements of Section 409A of the Code. The Committee shall also have the authority to amend and administer the Plan and amend any Award issued hereunder in order to assure that such Awards do not provide a deferral of compensation that would be subject to Code Section 409A.
19.7. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements entered into, actions taken and determinations made hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without regard to such jurisdiction’s conflicts of laws principles.
19.8. Stockholder Approval. The Plan shall have been approved by the stockholders of the Company within twelve (12) months of the Effective Date. Awards may be granted under the Plan at any time prior to the receipt of such stockholder approval, provided that each such grant shall be subject to such approval. Without limitation of the foregoing, no Award may be exercised by a Participant, and no share certificates shall be issued by the Company, prior to the receipt of such approval. If the Plan is not approved by July 29, 2011, then the Plan and all Awards then outstanding shall automatically terminate and be of no force or effect.